Exhibit 4.4

[FACE]

Number

Warrants

THIS WARRANT SHALL BE NULL AND VOID IF NOT EXERCISED PRIOR TO

THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR

IN THE WARRANT AGREEMENT DESCRIBED BELOW

Odysseus Holdings Limited

a company limited by shares organized under the laws of Jersey

CUSIP [●]

Warrant Certificate

This Warrant Certificate certifies that , or registered assigns, is the registered holder of warrant(s) evidenced hereby (the “Warrants” and each, a “Warrant”) to purchase ordinary shares, no par value (“Ordinary Shares”), of Odysseus Holdings Limited, a company limited by shares organized under the laws of Jersey (the “Company”). Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and non-assessable Ordinary Shares as set forth below, at the exercise price (the “Warrant Price”) as determined pursuant to the Warrant Agreement, payable in lawful money of the United States of America (or through “cashless exercise” as provided for in the Warrant Agreement) upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each whole Warrant is initially exercisable for one fully paid and non-assessable Ordinary Share. Fractional shares of Ordinary Shares shall not be issued upon exercise of any Warrant. If, upon the exercise of Warrants, a holder would be entitled to receive a fractional interest in an Ordinary Share, the Company shall, upon exercise, round down to the nearest whole number of Ordinary Shares to be issued to the warrant holder. The number of Ordinary Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

The initial Warrant Price is equal to $11.50 per share. The Warrant Price is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void. The Warrants may be redeemed, subject to certain conditions, as set forth in the Warrant Agreement. In addition, and notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, to the extent that the holder of a Warrant has delivered a notice contemplated by Section 3.3.5 of the Warrant Agreement, neither the Company nor the Warrant Agent shall issue to Holder, and Holder may not acquire, any right it might have to acquire, a number of Ordinary Shares upon exercise of any Warrant to the extent that, upon such exercise, the number of Ordinary Shares then beneficially owned by Holder would exceed the Maximum Percentage of Ordinary Shares outstanding immediately after giving effect to such exercise as determined in accordance with Section 3.3.5 of the Warrant Agreement.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

 This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

Odysseus Holdings Limited

By:
Name:
Title:

Computershare Trust Company, N.A., as Warrant Agent

By:
Name:

[Form of Warrant Certificate]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive Ordinary Shares and are issued or to be issued pursuant to a Warrant Agreement dated as of September 5, 2024, as amended by the Warrant Assignment, Assumption and Amendment Agreement, dated                      (the “Warrant Agreement”), executed and delivered by Vine Hill Capital Investment Corp., a Cayman Islands exempted company, the Company, Continental Stock Transfer & Trust Company, a New York limited purpose trust company, as former warrant agent, and Computershare Trust Company, N.A., a federally chartered trust company, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder, respectively) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Warrant Price as specified in the Warrant Agreement (or through “cashless exercise” as provided for in the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the Ordinary Shares to be issued upon exercise is effective under the Securities Act (other than a registration statement on Form S-4 or F-4, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity) and (ii) a prospectus thereunder relating to the Ordinary Shares is current, except through “cashless exercise” as provided for in the Warrant Agreement.

The Warrant Agreement provides that upon the occurrence of certain events the number of Ordinary Shares issuable upon exercise of the Warrants and the Warrant Price set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in an Ordinary Share, the Company shall, upon exercise, round down to the nearest whole number of Ordinary Shares to be issued to the holder of the Warrant.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a shareholder of the Company.

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive Ordinary Shares and herewith tenders payment for such Ordinary Shares to the order of Odysseus Holdings Limited (the “Company”) in the amount of $_____________ in accordance with the terms hereof. The undersigned requests that the share transfer books of the Company be updated to reflect the issuance of such Ordinary Shares and a certificate for such Ordinary Shares be registered in the name of ____________________________, whose address is and that such Ordinary Shares be delivered to whose address is ___________________________. If said number of Ordinary Shares is less than all of the Ordinary Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such Ordinary Shares be registered in the name of ________________________________, whose address is __________________________________ and that such Warrant Certificate be delivered to ________________________________, whose address is ___________________________________.

In the event that the Warrant has been called for redemption by the Company pursuant to Section 6.1 of the Warrant Agreement and the Company has required “cashless” exercise pursuant to Section 6.3 and Section 3.3.1(b) of the Warrant Agreement, the number of Ordinary Shares that this Warrant is exercisable for shall be determined in accordance with Section 6.3 and Section 3.3.1(b) of the Warrant Agreement.

In the event that the Warrant is to be exercised on a “cashless basis” pursuant to Section 7.4 of the Warrant Agreement, the number of Ordinary Shares that this Warrant is exercisable for shall be determined in accordance with Section 7.4 of the Warrant Agreement.

In the event that the Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise (i) the number of Ordinary Shares that this Warrant is exercisable for would be determined in accordance with the relevant section of the Warrant Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following:

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive Ordinary Shares. If said number of Ordinary Shares is less than all of the Ordinary Shares purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such Ordinary Shares be registered in the name of ________________________, whose address is __________________________________ and that such Warrant Certificate be delivered to ________________________, whose address is __________________________________.

[To be included in any Election to Purchase of a holder who has provided the notice set forth in Section 3.3.5 of the Warrant Agreement.

By signing this Election to Purchase, the undersigned hereby certifies that upon after giving effect to such exercise, the undersigned (together with such person’s affiliates) or any “group” of which holder or its affiliates is a member, would not beneficially own in excess of the Maximum Percentage of the Ordinary Shares outstanding immediately after giving effect to such exercise as determined in accordance with Section 3.3.5 of the Warrant Agreement.]

[Signature Page Follows]

Date:

(Signature)

(Address)

(Tax Identification Number)

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO THE U.S. SECURITIES AND EXCHANGE COMMISSION RULE 17Ad-15 (OR ANY SUCCESSOR RULE) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

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